Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dionex Corporation on Form S-8 of our reports dated July 30, 2001, appearing in and incorporated by reference in the Annual Report on Form 10-K of Dionex Corporation for the year ended June 30, 2001.


/s/ Deloitte & Touche, LLP

San Jose, California
February 25, 2002



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